UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2007

LeMaitre Vascular, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33092	04-2825458
(Commission File Number)	(IRS Employer Identification No.)

63 Second Avenue Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

(781) 221-2266

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 24, 2007, LeMaitre Vascular, Inc. (the “Company”) appointed Joseph P. Pellegrino to the office of Chief Financial Officer of the Company. Mr. Pellegrino succeeds David B. Roberts, who was promoted to President of the Company effective July 24, 2007. In connection with this appointment, Mr. Pellegrino was designated as the Company’s principal financial officer and principal accounting officer.

Mr. Pellegrino joined the Company in December, 2005 as Executive Vice President, Finance. Prior to joining LeMaitre he served as temporary Chief Executive Officer of Affordable Luxuries, a direct marketing company. From 1997 to 2003, he worked at Zoots, Inc., a consumer services company, where most recently he served as Senior Vice President of Operations. Previously. Mr. Pellegrino built and sold a regional mall-based specialty-retailing company. Mr. Pellegrino has also served as an investment banking analyst at Lehman Brothers, as part of their mergers and acquisitions group. Mr. Pellegrino holds an A.B. in Economics from Harvard College and an M.B.A. from the Harvard Business School.

Mr. Roberts succeeds George W. LeMaitre as President, in which role Mr. Roberts will continue to focus on strategic transactions. Mr. Roberts will also continue to serve as a member of the Company’s Board of Directors. Mr. LeMaitre remains Chairman of the Company’s Board of Directors and Chief Executive Officer.

Mr. Roberts joined the Company in 1997 as Vice President, Business Development, was promoted to Chief Financial Officer in 2000, and was elected to the Company’s Board of Directors in 2001. From 1994 to 1997, Mr. Roberts held several positions at BUCA, Inc. an operator of Buca di Beppo restaurants, most recently serving as Vice President of Development and prior to that as Director of Finance. From 1992 to 1994, Mr. Roberts held several positions at Hancock Venture Partners, now HarbourVest Partners, LLC. Mr. Roberts holds a B.A. in Business Economics and History magna cum laude from Brown University and an M.B.A from the Stanford University Graduate School of Business.

No changes were made to compensation arrangements with Messrs. LeMaitre, Pellegrino or Roberts.

Forward-Looking Statements

This Current Report on Form 8-K contains forward looking statements that are mare pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to those concerning the importance of strategic acquisitions. Although LeMaitre Vascular believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, these forward-looking statements are neither promises nor guarantees. These risks and uncertainties include, among others: the risk that we may not be able to identify or complete additional strategic acquisitions on satisfactory terms; and other risk factors that are discussed in LeMaitre Vascular’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. The forward-looking statements made in this Current Report on Form 8-K are made only as of the date hereof and the Company disclaims any intention or responsibility for updating predictions or expectations contained in this release.

Item 7.01	Regulation FD Disclosure

On July 24, 2007, the Company issued a press release announcing that David B. Roberts has been named President of the Company and that Joseph P. Pellegrino has been named Chief Financial Officer of the Company, effective immediately. A copy of the press release is being furnished as Exhibit 99.1 to this Report on Form 8-K.

The information set forth in this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is furnished as part of this report, where indicated:

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by LeMaitre Vascular, Inc. on July 24, 2007, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEMAITRE VASCULAR, INC.

Dated: July 26, 2007	By:	/s/ Aaron M. Grossman
	Name:	Aaron M. Grossman
	Title:	Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by LeMaitre Vascular, Inc. on July 24, 2007, furnished herewith.